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                                                                 Exhibit 23(2)







                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Gates/FA Distributing, Inc.

We consent to the use of our reports incorporated herein by reference in the proxy statement/prospectus included in the registration statement on Form S-4 dated July 1, 1994, and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus. Our reports refer to a change in the method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes."



                                        KPMG Peat Marwick

Greenville, South Carolina
July 1, 1994